Exhibit 99.2

May 7, 2014 First Quarter 2014 Results

Forward Looking Statements This press release contains, and management may make, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as "may,” “will,” “should,” “could,” “likely,” “anticipates," “intends,” "believes," "estimates," "expects," "forecasts," “plans,” “projects,” "predicts" and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, growth prospects, our future Adjusted EBITDA and free cash flows, our share repurchase plans, our use of cash, our strategic initiatives and the expected closing of our acquisition of 49% of the equity interest in Talison in the second quarter of 2014. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; our ability to complete our previously announced divestiture; the prospects of and our outlook for our businesses; changes in general economic conditions in Europe and North America and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with negotiating, consummating and integrating acquisitions; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information security and the risks, uncertainties and other factors discussed under "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood's periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda First Quarter 2014 Financial Highlights from Continuing Operations Financial Summary Summary Appendices

First Quarter 2014 Highlights from Continuing Operations

First Quarter 2014 Financial Highlights from Continuing Operations Net Sales of $354.5 mm Up 5.2% versus the same period in the prior year driven by: + surface treatment volumes from most end markets, as well as higher selling prices + higher volumes of lithium carbonate and hydroxide - power potash sales - lower volumes from organometallic products, mostly butyllithium. Adjusted EBITDA OF $80.8 mm (a) Up 4.4% versus the same period in the prior year due to: + higher net sales noted above - higher selling, general and administrative and raw material costs. Adjusted EPS of $0.43 per share (a) Up 48.3% versus the same period in the prior year + higher net sales noted above + lower interest expense + lower common shares outstanding due to share repurchases in 2013 (a) Non-GAAP measure, see reconciliation in the appendix.

Results By Segment – First Quarter Net Sales Adj. EBITDA (a) % Change % Change ($M) Q1 2014 Q1 2013 Total Constant Currency (b) Q1 2014 % Sales Q1 2013 % Sales Total Constant Currency (b) Lithium 115.8 118.5 (2.3%) (3.3%) 41.1 35.5% 46.9 39.6% (12.4%) (13.6%) Surface Treatment 203.7 184.5 10.4% 11.9% 46.4 22.8% 39.5 21.4% 17.5% 18.5% Other 35.0 34.1 2.6% (0.9%) (6.7) (9.0) 25.6% 23.3% Total Rockwood - Continuing Operations $354.5 $337.1 5.2% 5.3% $80.8 22.8% $77.4 23.0% 4.4% 3.9% Discontinued Operations $400.5 $597.5 (33.0%) (35.0%) $47.9 12.0% $89.6 15.0% (46.5%) (48.4%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Net Sales Growth – Continuing Operations Note: Above includes Lithium, Surface Treatment and Corporate and Other only. (a) Includes the impact of acquisitions. First Quarter Full Year ($M) Net Sales % Change 2014 Q1 354.5 2013 Q1 337.1 Change 17.4 5.2% Due to (Approx.): Pricing 3.0 0.9% Currency (0.4) (0.1%) Volume/Mix (a) 14.8 4.4%

Lithium First Quarter Net sales decreased primarily from a 65% reduction in potash sales, mainly volumes, and lower volumes from organometallic products, driven mostly by butyllithium. This was largely offset by significantly higher volumes of lithium carbonate and hydroxide. Adjusted EBITDA decreased primarily from lower potash sales. This was largely offset by significantly higher volumes of lithium carbonate and hydroxide. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Lithium applications, which excludes potash. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2014 2013 Total Constant Currency (b) 2014 2013 Total Constant Currency (b) First Quarter 115.8 118.5 (2.3%) (3.3%) 41.1 46.9 (12.4%) (13.6%) Adj. EBITDA Margin 35.5% 39.6% (4.1) ppt 2014 2013 $ Change % Change Lithium excl. Potash 111.6 106.4 5.2 4.9% Potash 4.2 12.1 (7.9) (65.3%) Total Lithium 115.8 118.5 (2.7) (2.3%) Net Sales - Lithium Applications (c) vs. Potash

Surface Treatment First Quarter Net sales increased primarily due to increased volumes in most markets, particularly driven by higher automotive OEM and automotive components, coil and cold forming, general industry and aerospace applications, coupled with the impact of the acquisition of the remaining 50% interest in a previously unconsolidated joint venture in India in 2013, as well as higher selling prices. Adjusted EBITDA increased primarily from higher net sales, partially offset by higher selling, general and administrative and raw material costs. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2014 2013 Total Constant Currency (b) 2014 2013 Total Constant Currency (b) First Quarter 203.7 184.5 10.4% 11.9% 46.4 39.5 17.5% 18.5% Adj. EBITDA Margin 22.8% 21.4% 1.4 ppt (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Financial Summary

Income Statement - Reported ($M) First Quarter 2014 2013 Net sales $354.5 $337.1 Gross profit 161.9 153.1 Gross Profit % 45.7% 45.4% Selling, general and administrative expenses 108.6 101.1 SG&A % 30.6% 30.0% Operating Income 49.2 45.7 Operating income % 13.9% 13.6% Interest expense, net (14.2) (23.4) Foreign exchange loss on financing activities, net (0.6) (15.1) Other, net 0.1 0.1 Income from continuing operations before taxes $34.5 $7.3 Income tax provision 12.8 0.8 Income from continuing operations $21.7 $6.5 (Loss) income from discontinued operations, net of tax (a) (43.4) 9.3 Gain on sale of discontinued operations, net of tax 2.0 - Net (loss) income $(19.7) $15.8 Net (income) loss attributable to non-controlling interest (1.1) 2.0 Net (loss) income attributable to Rockwood Holdings, Inc. stockholders $(20.8) $17.8 Amounts attributable to Rockwood Holdings, Inc. stockholders: Income from continuing operations 21.7 6.5 (Loss) income from discontinued operations (42.5) 11.3 Net (loss) income $(20.8) $17.8 (a) Includes the expected loss on sale of the TiO2 Pigments and Other Businesses, which represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders’ equity, which must be recognized upon completion of the sale.

Reconciliation of Net Income to Adjusted EBITDA ($M) 2014 2013 Net (loss) income attributable to Rockwood Holdings, Inc. stockholders ($20.8) $17.8 Net income (loss) attributable to non-controlling interest 1.1 (2.0) Net (loss) income (19.7) 15.8 Income tax provision 12.8 0.8 Loss (income) from discontinued operations, net of tax 43.4 (9.3) Gain on sale of discontinued operations, net of tax (2.0) - Income from continuing operations before taxes 34.5 7.3 Interest expense, net 14.2 23.4 Depreciation and amortization 25.2 22.4 Sub-Total 73.9 53.1 Restructuring and other severance costs 4.1 6.3 Systems/organization establishment expenses 0.3 0.7 Acquisition and disposal costs 1.1 1.8 Foreign exchange loss on financing activities, net 0.6 15.1 Other 0.8 0.4 Adjusted EBITDA from continuing operations $80.8 $77.4 Discontinued Operations 47.9 89.6 Total Adjusted EBITDA $128.7 $167.0 First Quarter

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted – Continuing Ops. Net Income ($M) Diluted EPS As reported - continuing operations $21.7 $0.29 Adjustments from continuing operations: Tax on foreign exchange gain (a) 4.8 0.06 Impact of other tax related items (1.7) (0.02) Restructuring and other severance costs 3.9 0.06 Non-cash charge related to divested businesses 2.4 0.03 Acquisition and disposal costs 0.7 0.01 Foreign exchange loss on financing activities, net 0.2 - Systems/organization establishment expenses 0.2 - Net charges from continuing operations 10.5 0.14 As adjusted - continuing operations $32.2 $0.43 The tax effects of the adjustments are a provision of $1.3 million for the three months ended March 31, 2014, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a) Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term nature. First Quarter 2014

Tax Provision Reconciliation – First Quarter 2014 - Continuing Ops. ($M) Income from cont. ops. before taxes Income tax provision (benefit) Income from cont. ops. Effective tax rate Diluted EPS (a) As reported 34.5 $ 12.8 $ 21.7 $ 37.1% 0.29 $ Adjustments from continuing operations: Tax on foreign exchange gain - (4.8) 4.8 0.06 Impact of other tax related items - 1.7 (1.7) (0.02) Restructuring and other severance costs 4.1 0.2 3.9 0.06 Non-cash charge related to divested businesses 3.1 0.7 2.4 0.03 Acquisition and disposal costs 1.1 0.4 0.7 0.01 Foreign exchange loss on financing activities, net 0.6 0.4 0.2 - Systems/organization establishment expenses 0.3 0.1 0.2 - As adjusted 43.7 $ 11.5 $ 32.2 $ 26.3% 0.43 $ (b) Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term nature. First Quarter 2014 (a) Calculated using weighted average diluted shares outstanding of 74,878.

Consolidated Net Debt ($M) December 31, 2013 March 31, 2014 LTM Adj EBITDA: Continuing Operations 323.3 326.7 Discontinued Operations 270.3 227.3 Total LTM Adj EBITDA $593.6 $554.0 Net Debt (a) Sr. Sub. Notes 1,250.0 1,250.0 Other Debt 53.9 52.4 Total Debt $1,303.9 $1,302.4 Cash (1,524.6) (1,462.6) Net Debt -$220.7 -$160.2 Net Debt / LTM Adj. EBITDA -0.37 x -0.29 x Secured Debt / LTM Adj. EBITDA 0.07 x 0.09 x Note: Above amounts include discontinued operations. (a) All Euro denominated debt is converted at the balance sheet rate ($1.37 at Dec. 31, 2013 and $1.38 at Mar. 31, 2014)

Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the former senior secured credit agreement and indenture governing the Senior Notes due in 2020 for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) First Quarter 2014 Total Adjusted EBITDA $128.7 WC Change (a) (83.1) Cash Taxes (12.9) Cash Interest (0.8) Adjusted Cash From Operating Activities (b) $31.9 CAPEX (82.8) Proceeds on Sale of Assets 0.4 Free Cash Flow (c) $(50.5) (a) (b) (c) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Excludes $11.4 million for first quarter 2014 for the cash impact of adjustments made to EBITDA under the former senior secured credit agreement and indenture governing the Senior Notes due in 2020. Free Cash Flow excludes share repurchases of $7.3 million in the first quarter 2014 and dividends paid of $33.3 million in the first quarter 2014.

Summary

2014 Strategic Initiatives: Deliver Shareholder Value and Drive Growth Initiatives Progress Update Launch new $500 million share repurchase program Repurchased year to date (May 2) nearly 1.7 million shares for average price of $71.95/ps Estimated dividend yield in range of 2.8% to 3.2% Declared $0.45/ps in February Complete acquisition of 49% interest in Talison Amended and extended agreement for simplified structure for equity only investment in JV with Tianqi Obtained German approval and awaiting Australian approval, with expected close in Q2 2014 Close on sale of TiO2 and four other non-strategic businesses to Huntsman Cooperatively working with Huntsman to support EU commission phase II review with expected close in Q3 2014 Deliver on target Adjusted EBITDA margins Solid start to first quarter, with expectation to achieve segment targets for the year Allocate excess cash on hand for accretive investments Initiated asset sale offer to enable maximum flexibility for redeployment of cash for reinvestments and/or return of capital to shareholders

Rockwood Strategy to Further Enhance Shareholder Value Focus Portfolio Focus On Growth & Productivity Improve Financial Ratios Invest in The Business Drive top tier growth in core businesses: Lithium and Surface Treatment Allocate a significant amount of our cash on hand to: Promote organic growth; and Make acquisitions that are accretive, create value, and meet Rockwood’s strategic criteria: Leading global market position with #1 or #2 market share Adjusted EBITDA margin of 25%+ Global industry technology leader Limited exposure to oil-based raw materials Continue return of capital to shareholders Announced (November 12) new share repurchase authorization of up to $500 million over the next 2 years Targeted dividend yield of 2.8% to 3.2%

Appendices

First Quarter Summary First Quarter % Change ($M) , except EPS Q1 2014 Q1 2013 Total Constant Currency (b) Net Sales 354.5 337.1 5.2% 5.3% Adjusted EBITDA from continuing operations (a) 80.8 77.4 4.4% 3.9% Adj. EBITDA Margin 22.8% 23.0% (.2 ppt) As Reported Net (Loss) income - as reported (20.8) 17.8 (216.9%) EPS (Diluted) - as reported (c) (0.28) 0.22 (227.3%) Net Income - as reported - continuing operations 21.7 6.5 233.8% EPS (Diluted) - as reported - continuing operations (c) 0.29 0.08 262.5% As Adjusted Net Income - as adjusted (d) 60.3 53.2 13.3% EPS (Diluted) - as adjusted (c)(d) 0.81 0.66 22.7% Net Income - as adjusted - continuing operations (d) 32.2 23.1 39.4% EPS (Diluted) - as adjusted - continuing operations (d) 0.43 0.29 48.3% (a) A reconciliation of Net Income to Adjusted EBITDA from continuing operations is provided. See Appendices. (b) Based on constant currencies. See Appendices. (c) Q1 2014 based on share count of 74,878; Q1 2013 based on share count of 80,088. (d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices.

Reconciliation of Net Income to Adjusted EBITDA ($M) 2014 2013 Net (loss) income attributable to Rockwood Holdings, Inc. stockholders ($20.8) $17.8 Net income (loss) attributable to non-controlling interest 1.1 (2.0) Net (loss) income (19.7) 15.8 Income tax provision 12.8 0.8 Loss (income) from discontinued operations, net of tax 43.4 (9.3) Gain on sale of discontinued operations, net of tax (2.0) - Income from continuing operations before taxes 34.5 7.3 Interest expense, net 14.2 23.4 Depreciation and amortization 25.2 22.4 Restructuring and other severance costs 4.1 6.3 Systems/organization establishment expenses 0.3 0.7 Acquisition and disposal costs 1.1 1.8 Foreign exchange loss on financing activities, net 0.6 15.1 Other 0.8 0.4 Adjusted EBITDA from continuing operations $80.8 $77.4 Discontinued Operations 47.9 89.6 Total Adjusted EBITDA $128.7 $167.0 First Quarter

Reconciliation of Pre-Tax Income to Adjusted EBITDA – First Quarter ($M) First Quarter 2014 Lithium Surface Treatment Other Discontinued Operations Consolidated Income (loss) - cont. ops. before taxes $28.1 $34.2 $(27.8) $34.5 Interest (income) expense, net (0.2) 3.0 11.4 14.2 Depreciation and amortization 11.5 7.7 6.0 25.2 Restructuring and other severance costs 3.5 0.6 - 4.1 Systems/organization establishment expenses 0.2 0.1 - 0.3 Acquisition and disposal costs - 0.3 0.8 1.1 Foreign exchange (gain) loss on financing activities, net (2.1) (0.2) 2.9 0.6 Other 0.1 0.7 - 0.8 Adjusted EBITDA - continuing operations $41.1 $46.4 $(6.7) - $80.8 Discontinued Operations - - - 47.9 47.9 Total Adjusted EBITDA $41.1 $46.4 $(6.7) $47.9 $128.7 First Quarter 2013 Income (loss) - cont. ops. before taxes $30.4 $27.2 $(50.3) $7.3 Interest expense, net 0.7 3.0 19.7 23.4 Depreciation and amortization 11.1 7.9 3.4 22.4 Restructuring and other severance costs 3.9 2.2 0.2 6.3 Systems/organization establishment expenses 0.1 0.6 - 0.7 Acquisition and disposal costs 0.1 - 1.7 1.8 Foreign exchange loss (gain) on financing activities, net 0.6 (1.9) 16.4 15.1 Other - 0.5 (0.1) 0.4 Adjusted EBITDA - continuing operations $46.9 $39.5 $(9.0) - $77.4 Discontinued Operations - - - 89.6 89.6 Total Adjusted EBITDA $46.9 $39.5 $(9.0) $89.6 $167.0

Constant Currency Effect on Results – First Quarter ($M) Constant Currency basis Net Change in $ Net Change in Net Sales Lithium $(2.7) (2.3) % $1.2 $(3.9) (3.3) % Surface Treatment 19.2 10.4 (2.8) 22.0 11.9 Corporate and Other 0.9 2.6 1.2 (0.3) (0.9) Net Sales from Continuing Operations $17.4 5.2% $(0.4) $17.8 5.3 % Discontinued operations (197.0) (33.0) 12.4 (209.4) (35.0) Total Net Sales $(179.6) (19.2) % $12.0 $(191.6) (20.5) % Adjusted EBITDA Lithium $(5.8) (12.4) % $0.6 $(6.4) (13.6) % Surface Treatment 6.9 17.5 (0.4) 7.3 18.5 Corporate and Other 2.3 25.6 0.2 2.1 23.3 Adjusted EBITDA from Continuing Operations $3.4 4.4% $0.4 $3.0 3.9 % Discontinued Operations (41.7) (46.5) 1.7 (43.4) (48.4) Total Adjusted EBITDA $(38.3) (22.9) % 2.1 $(40.4) (24.2) % Change: First Quarter 2014 versus 2013 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as comp ared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ (a) Total Change in % Total Change in $ (a) (a)

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income ($M) Diluted EPS As reported - continuing operations $21.7 $0.29 Adjustments from continuing operations: Tax on foreign exchange gain (a) 4.8 0.06 Impact of other tax related items (1.7) (0.02) Restructuring and other severance costs 3.9 0.06 Non-cash charge related to divested businesses 2.4 0.03 Acquisition and disposal costs 0.7 0.01 Foreign exchange loss on financing activities, net 0.2 - Systems/organization establishment expenses 0.2 - Net charges from continuing operations 10.5 0.14 As adjusted - continuing operations $32.2 $0.43 As reported - discontinued operations $(42.5) $(0.57) Adjustments from discontinued operations: Expected loss on sale of TiO2 Pigments and Other Businesses (b) 73.4 0.99 Impact of tax related items (3.6) (0.05) Gain on sale of discontinued operations (2.0) (0.03) Systems/organization establishment expenses 0.4 0.01 Restructuring and other severance costs 0.2 - Acquisition and disposal costs 0.1 - Other 2.1 0.03 Net charges from discontinued operations 70.6 0.95 As adjusted - discontinued operations $28.1 $0.38 As adjusted $60.3 $0.81 Weighted average number of diluted shares outstanding (in thousands) 74,878 (a) Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term nature. The tax effects of the adjustments are benefits of $2.1 million for the three months ended March 31, 2014, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. First Quarter 2014 (b) The expected loss on sale represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders’ equity, which must be recognized upon completion of the sale.

Reconciliation of Net Income/EPS – First Quarter 2013 Net Income ($M) Diluted EPS As reported - continuing operations $6.5 $0.08 Adjustments from continuing operations: Foreign exchange loss on financing activities, net 10.1 0.13 Restructuring and other severance costs 4.6 0.06 Acquisition and disposal costs 1.2 0.01 Systems/organization establishment expenses 0.4 0.01 Other 0.3 - Net charges from continuing operations 16.6 0.21 As adjusted - continuing operations $23.1 $0.29 As reported - discontinued operations $11.3 $0.14 Adjustments from discontinued operations: Loss on early extinguishment/modification of debt 12.1 0.15 Acquisition and disposal costs 3.8 0.04 Impact of tax related items 2.3 0.03 Restructuring and other severance costs 0.8 0.01 Other (0.2) - Net charges from discontinued operations 18.8 0.23 As adjusted - discontinued operations $30.1 $0.37 As adjusted $53.2 $0.66 Weighted average number of diluted shares outstanding (in thousands) 80,088 The tax effects of the adjustments are benefits of $12.5 million for the three months ended March 31, 2013, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. First Quarter 2013

Tax Provision Reconciliation – First Quarter 2014

($M)	First Quarter 2014						
	Income from cont. ops. before taxes	Income tax provision (benefit)	Income from cont. ops.	Effective tax rate	(Loss) income/ Gain from discontinued operations, net of tax	Net (loss) income	Diluted EPS (a)
As reported	$ 34.5	$ 12.8	$ 21.7	37.1%	$ (42.5)	$ (20.8)	$ (0.28)
Adjustments from continuing operations:							
Tax on foreign exchange gain (b)	-	(4.8)	4.8			4.8	0.06
Impact of other tax related items	-	1.7	(1.7)			(1.7)	(0.02)
Restructuring and other severance costs	4.1	0.2	3.9			3.9	0.06
Non-cash charge related to divested businesses	3.1	0.7	2.4			2.4	0.03
Acquisition and disposal costs	1.1	0.4	0.7			0.7	0.01
Foreign exchange loss on financing activities, net	0.6	0.4	0.2			0.2	-
Systems/organization establishment expenses	0.3	0.1	0.2			0.2	-
Adjustments from discontinued operations:							
Expected loss on sale of TiO2 Pigments and Other Businesses (c)					73.4	73.4	0.99
Impact of tax related items					(3.6)	(3.6)	(0.05)
Gain on sale of discontinued operations					(2.0)	(2.0)	(0.03)
Systems/organization establishment expenses					0.4	0.4	0.01
Restructuring and other severance costs					0.2	0.2	-
Acquisition and disposal costs					0.1	0.1	-
Other					2.1	2.1	0.03
As adjusted	$ 43.7	$ 11.5	$ 32.2	26.3%	$ 28.1	$ 60.3	$ 0.81

(a) Calculated using weighted average diluted shares outstanding of 74,878.

(b) Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term nature.

(c) The expected loss on sale represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders' equity, which must be recognized upon completion of the sale.

Rockwood Powered by Lithium 28

Tax Provision Reconciliation – First Quarter 2013 ($M) Income from cont. ops. before taxes Income tax provision (benefit) Income (loss) from cont. ops. Effective tax rate Income from discontinued operations, net of tax Net income Diluted EPS (a) As reported 7.3 $ 0.8 $ 6.5 $ 11.0% 11.3 $ 17.8 $ 0.22 $ Adjustments from continuing operations: Foreign exchange loss on financing activities, net 15.1 5.0 10.1 10.1 0.13 Restructuring and other severance costs 6.9 2.3 4.6 4.6 0.06 Acquisition and disposal costs 1.8 0.6 1.2 1.2 0.01 Systems/organization establishment expenses 0.7 0.3 0.4 0.4 0.01 Other 0.4 0.1 0.3 0.3 - Adjustments from discontinued operations: Loss on early extinguishment/modification of debt 12.1 12.1 0.15 Acquisition and disposal costs 3.8 3.8 0.04 Impact of tax related items 2.3 2.3 0.03 Restructuring and other severance costs 0.8 0.8 0.01 Other (0.2) (0.2) - As adjusted 32.2 $ 9.1 $ 23.1 $ 28.3% 30.1 $ 53.2 $ 0.66 $ First Quarter 2013 (a) Calculated using weighted average diluted shares outstanding of 80,088.

Reconciliation of Net Cash to Adjusted EBITDA First Quarter ($M) 2014 2013 Net cash provided by operating activities - continuing operations $28.3 $34.9 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 23.9 6.0 Current portion of income tax provision 8.8 5.2 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 13.5 22.1 Restructuring and other severance costs 4.1 6.3 Systems/organization establishment expenses 0.3 0.7 Acquisition and disposal costs 1.1 1.8 Other 0.8 0.4 Adjusted EBITDA from Continuing Operations $80.8 $77.4 Discontinued Operations 47.9 89.6 Total Adjusted EBITDA $128.7 $167.0

Reconciliation of Net Cash to Free Cash Flow First Quarter ($M) 2014 Net cash provided by operating activities $20.5 Capital expenditures (82.8) Acquisition and disposal costs 7.8 Restructuring charges 2.3 Excess tax benefits from stock-based payment arrangements 1.0 Other 0.7 Free Cash Flow $(50.5)

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